                                                        Exhibit 3(a)
                             ANNEX A

                     ARTICLES OF RESTATEMENT
                               OF
                    ARTICLES OF INCORPORATION
                               OF
                       MID-AMERICA BANCORP

     Pursuant to KRS 271B.10-070(4), Articles of Restatement of
Articles of Incorporation of Mid-America Bancorp (the "Corpora-tion") are hereby adopted:

     FIRST:  The name of the Corporation is Mid-America Bancorp.

     SECOND: The Corporation's Restated Articles of Incorporation are as follows:

                            ARTICLE I

     The name of the Corporation is Mid-America Bancorp.

                           ARTICLE II

     The purpose or purposes for which the Corporation is organized are, subject to the restrictions imposed upon it by applicable
Federal and State laws and regulations governing bank holding companies, the following:

     1. To engage in any or all lawful business for which corporations may be incorporated under the Kentucky Business Corporation Act, and to exercise any and all powers that corpora-tions may now or hereafter exercise under the Kentucky Business Corporation Act, whether or not specifically enumerated herein.

     2.   To act as a bank holding company.

     3. To purchase, take, receive, lease or otherwise acquire, own, hold, improve, use or otherwise deal in and with real and personal property, or any interest therein, wherever situated.

     4. To sell, convey, mortgage, pledge, lease, exchange, transfer and otherwise dispose of all or any part of its property and assets.

     5. To act as agent, broker or attorney-in-fact for others for any purpose whatsoever.

     6. To purchase, take, receive, subscribe for and otherwise acquire, own, hold, vote, use, employ, sell, mortgage, lend, pledge, or otherwise dispose of, use and deal in and with, shares and other interests in, and promissory notes, bills of exchange, trade acceptances and other obligations of itself or other corporations (whether domestic or foreign), associations, partner-ships or individuals, and direct or indirect obligations of the United States or of any other government, state, territory, governmental district or municipality, or a governmental instrumen-tality.

     7. To make contracts and guarantees and incur liabilities, borrow money at such rates of interest as the Corporation may determine, issue its notes, bonds and other obligations and secure them by mortgage or pledge of all or any of its property, franchis-es and income, and to issue its notes, bonds and other evidences of indebtedness convertible into common or preferred stock or other securities of the Corporation.

     8. To apply for, obtain, register, purchase, lease or otherwise acquire, and to hold, use, pledge, lease, sell, assign or otherwise dispose of, formulas, secret processes, distinctive marks, improvements, processes, trade names, trademarks, copy-rights, patents, licenses, concessions and the like, whether used in connection with or secured under letters or patents, or issued by any country or authority, or otherwise; and to issue, exercise, develop and grant licenses in respect thereof or otherwise turn them to account.

     9. To purchase or otherwise acquire, hold, sell, pledge, transfer or otherwise dispose of, and to re-issue or cancel the shares of its own capital stock or any securities or other obligations of the Corporation in the manner and to the full extent now or hereafter permitted by the laws of the Commonwealth of Kentucky and applicable federal laws and regulations.

     10. To pay pensions and establish pension plans, pension trusts, profit sharing plans, stock bonus plans, stock option plans, and other incentive plans for any or all of its directors, officers and employees.

     11. To make donations for the public welfare and for charitable, scientific or educational purposes and in aid of the United States government.

     12. To lend its funds or credit from time to time to such extent, to such persons, firms, associations, corporations, governments or subdivisions thereof, and on such terms and on such security, if any, or without security, as the Board of Directors of the Corporation may determine and as may be lawful.

     13. To conduct its business, carry on its operations, have offices and exercise its corporate powers in any state, territory, district and possession of the United States and in any foreign country.

     14. To be a promoter, partner, limited partner, member, associate or manger of any partnership, limited partnership, joint venture, trust or other enterprise, and to do all things necessary or proper in connection therewith as a natural person might or could do.

     15. To acquire, in whole or in part, the assets, property, rights and goodwill of any corporation, association, partnership or individual and to assume and agree to pay the whole or any part of the liabilities and obligations of the transferor.

     16. To such extent as a corporation organized under the Kentucky Business Corporation Act may now or hereafter lawfully do, as principal or agent, along or in connection with other corpora-tions, firms or individuals, to do all and everything necessary, suitable, convenient or proper for, or in connection with, or incident to, the accomplishment of any of the purposes, or the attainment of any one or more of the objects herein enumerated, or designed directly or indirectly to promote the interests of the Corporation, or to enhance the value of its properties; and in general to do any and all things and exercise any and all powers, rights and privileges which a corporation may now or hereafter be organized to do, or to exercise under the Kentucky Business Corporation Act or under any laws amendatory thereof, supplemental thereto, or substituted therefor; and to do any or all of the things hereinabove set forth to the same extent as natural persons might or could do.

     The foregoing clauses shall be construed as powers, as well as objects and purposes, and the matters expressed in each clause shall, unless herein otherwise expressly provided, be in no wise limited by reference to or inference from the terms of any other clause, but shall be regarded as independent purposes and powers, and the enumeration of specific purposes and powers shall not be construed to limit or restrict in any manner the general powers of the Corporation nor the meaning of the general powers of the Corporation nor the meaning of the general terms used in describing any such purposes and powers; nor shall the expression of one thing be deemed to exclude another not expressed, although it be of like nature.

                           ARTICLE III

     The period of duration of the Corporation shall be perpetual.

                           ARTICLE IV

     The total number of shares of all classes of capital stock which the Corporation shall have the authority to issue is 10,750,000 shares which shall be divided into two classes as follows:

          10,000,000 shares of Common Stock, having no par value per share and

          750,000 shares of Preferred Stock, having no par value per share.

     The designations, voting powers, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions of the above classes of stock shall be as follows:

     (a) The Common Stock shall be without distinction as to powers, preferences and rights and such stock may be issued for such consideration as shall from time to time be fixed by the Board of Directors.

     (b)  Subject to the preferential rights of the Preferred
Stock, the holders of the Common Stock shall be entitled to receive, to the extent permitted by law, such dividends as may be declared from time to time by the Board of Directors.

     (c) Each holder of Common Stock shall have one vote in respect of each share of Common Stock held by such shareholder of record on the books of the Corporation on all matters voted upon by the stockholders except that at each election for directors, each holder of Common Stock entitled to vote at such election shall have the right to cast as many votes in the aggregate as equal the total number of shares of Common Stock held by such shareholder multi-plied by the number of directors to be elected at such election; and each such shareholder may cast the whole number of votes for one candidate, or distribute such votes among two or more candi-dates.

     (d) The Board of Directors of the Corporation is hereby expressly authorized to issue shares of Preferred Stock, from time to time, in such series, and with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue of such stock adopted by the Board of Directors, and as are not stated or expressed in this Certificate of Incorporation or any amendment thereto including determination of any of the following:

          (1)  The rate of dividend;

          (2) Whether shares may be redeemed and, if so, the redemption price and the terms and conditions of redemption;

          (3) The amount payable upon shares in event of voluntary or involuntary liquidation;

          (4) Sinking fund provisions, if any, for the redemption or purchase of shares;

          (5) The terms and conditions, if any, on which shares may be converted;

          (6)  Voting rights, if any;

          (7)  The stated value of the shares of each series;

          (8) The distinctive serial designation and the number of shares constituting a series; and

          (9) Any other preferences, privileges and powers, and relative, participating, or other special rights, and qualifi-cations, limitations or restrictions of such series permitted by the laws of the Commonwealth of Kentucky, as the Board of Directors may deem advisable and as shall not be inconsistent with the provisions of the Certificate of Incorporation.

                            ARTICLE V

     The affairs of the Corporation shall be managed and conducted by a Board of Directors. The number of directors shall be fixed by resolutions of the stockholders at their annual meeting or by the By-Laws, but shall never be less than fifteen.

     The Board of Directors of the Corporation may, from time to time, distribute to its stockholders out of capital surplus of the Corporation a portion of its assets in cash or property.

     The Board of Directors of the Corporation, to the extent not prohibited by law, shall have the power to cause the Corporation to repurchase shares of its own Common Stock and Preferred Stock to the full extent of its unreserved and unrestricted capital surplus, or any other surplus, available therefor.

                           ARTICLE VI

     Indemnification. Current and former directors and officers of the Corporation (and their heirs, executors and administrators) shall be indemnified to the maximum extent permitted or mandated by, and in accordance with, the Kentucky Business Corporation Act, as amended from time to time. The indemnification provided by this Article shall not be exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise.

     The Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corpora-tion, or who while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article.

                           ARTICLE VII

     Consideration of Certain Factors. The Board of Directors may base its response to any offer of another party to: (a) make a tender or exchange offer for any equity security of the Corpora-tion, (b) merge or consolidate the Corporation with another corporation, or (c) purchase or otherwise acquire all or substan-tially all of the properties and assets of the Corporation (collectively, "Acquisition Proposals") upon an evaluation of the best interest of the Corporation and its shareholders. Relevant factors to be considered in such evaluation include, without limitation, the following:

          (a) The consideration being offered in the Acquisi-tion Proposal, not only in relation to the then current market value of the Corporation's stock, but also in relation to (i) the Board of Directors' then current estimate of the current or future value of the Corpora-tion in a freely negotiated transaction, and (ii) the Board of Directors' then current estimate of the future value of the Corporation as an independent entity;

          (b) The social, legal and economic effects upon employees, customers and other constituents of the Corporation and its subsidiaries;

          (c) The social, legal and economic effects on the communities in which the Corporation and its subsidiaries operate or are located; and

          (d) The competence, experience and integrity of the acquiring party or parties and its or their management.

                          ARTICLE VIII

     Limitation on Director Liability. A director of the Corpora-tion shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of duty as a director except for liability (i) for any transaction in which the director's personal financial interest is in conflict with the financial interests of the Corporation or its shareholders; (ii) for acts or omissions not in good faith or which involve intention-al misconduct or are known to the director to be a violation of law; (iii) under KRS 271B.8-330; and (iv) from any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article by the shareholders of the Corporation shall not adversely affect any limitation on the liability of a director of the Corporation with respect to matters arising before the time of such repeal or modification.

                      ARTICLES OF AMENDMENT
                               TO
                    ARTICLES OF INCORPORATION
                               OF
                       MID-AMERICA BANCORP


     Pursuant to the provisions of KRS 271B.10-030 and KRS
271B.10-060, the following Articles of Amendment to the Articles of Incorporation of MID-AMERICA BANCORP, a Kentucky corporation (the
"Corporation") are hereby adopted:


     FIRST:    The name of the Corporation is Mid-America Bancorp.

     SECOND: Article V of the Corporation's Articles of Incorpo-ration is deleted in its entirety and the following is inserted in lieu thereof:


                           ARTICLE V

                Number and Authority of Directors

               The Board of Directors shall consist of
          not fewer than 10 nor more than 21 individu-als, with the exact number of individuals within such range to be determined by resolu-tion of the Board of Directors from time to time. Except as otherwise set forth in the Kentucky Business Corporation Act, the Board of Directors shall have the authority to exercise all the corporate powers of the Corporation and shall manage all of the busi-ness and affairs of the Corporation."

     THIRD: The above designated amendment does not provide for an exchange, reclassification or cancellation of issued shares of stock of the Corporation.

     FOURTH: The designated amendment was adopted by the Corpor-ation's Board of Directors on February 15, 1993, and submitted for approval by the Corporation's shareholders. The Corporation has 8,205,358 out-standing shares of common stock, without par value, each such share entitled to vote on the amendment. 6,687,515 shares of the common stock were indisput-ably represented at a shareholders' meeting held on April 13, 1993 duly called in accordance with the Kentucky Business Corporation Act, with 6,608,991 votes indisputably cast in favor of the designated amendment, such votes being sufficient for approval of the amendment.

Dated:  April 14, 1993.


                              MID-AMERICA BANCORP


                              By: /s/ Orson Oliver
                                  Orson Oliver, President


This instrument was prepared by:



/s/ Carmin Grandinetti
Carmin D. Grandinetti
GREENEBAUM DOLL & MCDONALD
3300 First National Tower
Louisville, Kentucky  40202
(502) 589-4200

                      ARTICLES OF AMENDMENT
                             TO THE
                    ARTICLES OF INCORPORATION
                               OF
                       MID-AMERICA BANCORP


          Pursuant to the provisions of KRS 271B.10-030 and KRS 271B.10-060, the undersigned corporation executes these Articles of Amendment to its Articles of Incorporation:
          FIRST:  The name of the corporation is MID-AMERICA
BANCORP.
          SECOND: The following amendments to the Articles of Incorporation of the corporation were adopted by the shareholders of the corporation in the manner prescribed by the Kentucky Business Corporation Act:

     First Amendment. Article V of the Articles of Incorporation is amended to read in its entirety as follows:

                            ARTICLE V

                Number and Authority of Directors

               The Board of Directors shall consist of not fewer than 10 nor more than 21 individuals, with the exact number of individuals within such range to be determined by resolution of the Board of Directors from time to time. The directors shall be divided into three classes as nearly equal in number as may be. At the annual meeting of share-holders in 1994, one class of five directors shall be elected for a one-year term, one class of six directors shall be elected for a two-year term, and one class of six directors shall be elected for a three-year term. Commencing with the annual meet-ing of shareholders in 1995 and at each succeeding annual meeting, successors to the class of direc-tors whose terms expire at such meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease in directors shall be apportioned among the classes so as to maintain the number of directors comprising each class as nearly equal as possible. Any addi-tional directors of a class shall hold office for a term which will coincide with the remaining term of the other directors of the class. Except as other-wise set forth in the Kentucky Business Corporation Act, the Board of Directors shall have the authori-ty to exercise all the corporate powers of the Corporation and shall manage all of the business and affairs of the Corporation.


     Second Amendment. Article IV of the Articles of Incorporation is amended to read in its entirety as follows:

                           ARTICLE IV

               The total number of shares of all classes of capital stock which the Corporation shall have the authority to issue is 12,750,000 shares which shall be divided into two classes as follows:

               12,000,000 shares of Common Stock, having no par value per share; and

               750,000 shares of Preferred Stock, having no par value per share.

               The designations, voting powers, prefer-ences and relative, participating, optional or other special rights, qualifications, limita-tions or restrictions of the above classes of stock shall be as follows:

               (a)  The Common Stock shall be without
          distinction as to powers, preferences and rights and such stock may be issued for such consideration as shall from time to time be fixed by the Board of Directors.

               (b)  Subject to the preferential rights
          of the Preferred Stock, the holders of the Common Stock shall be entitled to receive, to the extent permitted by law, such dividends as may be declared from time to time by the Board of Directors.

               (c)  Each holder of Common Stock shall
          have one vote in respect of each share of Common Stock held by such shareholder of record on the books of the Corporation on all matters voted upon by the stockholders except that at each election for directors, each holder of Common Stock entitled to vote at such election shall have the right to cast as many votes in the aggregate as equal the total number of shares of Common Stock held by such shareholder multiplied by the number of direc-tors to be elected at such election; and each such shareholder may cast the whole number of votes for one candidate, or distribute such votes among two or more candidates.

               (d)  The Board of Directors of the Corpo-
          ration is hereby expressly authorized to issue shares of Preferred Stock, from time to time, in such series, and with such designations, preferences and relative, participating, optional or other special rights, and qualifi-cations, limitations or restrictions thereof, as shall be stated and expressed in the reso-lution or resolutions providing for the issue of such stock adopted by the Board of Direc-tors, and as are not stated or expressed in this Certificate of Incorporation or any amendment thereto including determination of any of the following:

                    (1)  The rate of dividend;

                    (2)  Whether shares may be redeemed
          and, if so, the redemption price and the terms and conditions of redemption;

                    (3)  The amount payable upon shares
          in event of voluntary or involuntary liquida-tion;

                    (4)  Sinking fund provisions, if
          any, for the redemption or purchase of shares;

                    (5)  The terms and conditions, if
          any, on which shares may be converted;

                    (6)  Voting rights, if any;

                    (7)  The stated value of the shares
          of each series;

                    (8)  The distinctive serial designa-
          tion and the number of shares constituting a series; and

                    (9)  Any other preferences, privi-
          leges and powers, and relative, participating, or other special rights, and qualifications, limitations or restrictions of such series permitted by the laws of the Commonwealth of Kentucky, as the Board of Directors may deem advisable and as shall not be inconsistent with the provisions of the Certificate of Incorporation.

          THIRD: Neither of the amendments provides for an exchange, reclassification or cancellation of issued shares.

          FOURTH: The date of the adoption of each of the amendments was April 21, 1994.

          FIFTH: The amendments were approved at a meeting of shareholders. The designation, number of outstanding shares, number of votes entitled to be cast by the sole voting group entitled to vote separately on each of the amendments and number of votes indisputably represented at the meeting are as follows:

                                   Number of      Number of
                                   Votes Enti-    Votes Indis-
                                   tled to be     putably Rep-
               Number of Out-      Cast by Sole   resented at
Designation    standing Shares     Voting Group   the Meeting

Common Stock     8,518,866          8,518,866      7,416,226


          SIXTH: The total number of votes cast for and against each of the amendments to the Articles of Incorporation by the sole voting group entitled to vote separately thereon is as follows:
For the amendment to Article V:

  Votes Cast For           Votes Cast Against
    6,073,763                   575,060

For the amendment to Article IV:


  Votes Cast For           Votes Cast Against
    7,192,556                  140,142


          Dated this 10th day of March, 1995.

                         MID-AMERICA BANCORP



                         By /s/ Orson Oliver
                            Orson Oliver, President



THIS INSTRUMENT PREPARED BY:


/s/ Cynthia W. Young
Cynthia W. Young
WYATT, TARRANT & COMBS
Citizens Plaza
Louisville, Kentucky  40202
(502) 589-5235